Exhibit 99.3

Pringles

(a combination of wholly owned subsidiaries and operations of the snacks business of The Procter & Gamble Company)

Unaudited Condensed Combined Financial Statements as of March 31, 2012 and June 30, 2011 and for the Nine Months Ended March 31, 2012 and 2011

INDEX TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

Page No.
Unaudited Condensed Combined Financial Statements

Condensed Combined Statements of Income for the nine months ended March 31, 2012 and 2011	3

Condensed Combined Balance Sheets as of March 31, 2012 and June 30, 2011	4

Condensed Combined Statements of Cash Flows for the nine months ended March 31, 2012 and 2011	5

Notes to Unaudited Condensed Combined Financial Statements	6

Pringles

CONDENSED COMBINED STATEMENTS OF INCOME

Nine months ended March 31, 2012 and 2011

(Unaudited)

(Dollars in millions)

	Nine months ended	Nine months ended
	March 31, 2012	March 31, 2011
Net sales	$1,124.1	$1,047.3
Cost of products sold	772.1	666.3

Gross profit	352.0	381.0

Selling, general and administrative expense	228.7	250.9
Other operating expense	0.6	0.5

Operating income	122.7	129.6

Income taxes	38.6	26.1

Net income	$84.1	$103.5

See notes to unaudited condensed combined financial statements

Pringles

CONDENSED COMBINED BALANCE SHEETS

March 31, 2012 and June 30, 2011

(Unaudited)

(Dollars in millions)

	March 31, 2012	June 30, 2011
Current assets:
Accounts receivable, net	$118.8	$111.9
Inventories
Materials and supplies	27.0	28.7
Work in process	1.5	1.3
Finished goods	94.2	70.6

Total inventories	122.7	100.6
Prepaid and other current assets	8.4	13.1

Total current assets	249.9	225.6

Property, plant and equipment
Buildings	165.3	164.2
Machinery and equipment	881.3	873.7
Land	8.7	9.2

Gross property, plant and equipment	1,055.3	1,047.1
Accumulated depreciation	(701.1)	(693.6)

Net property, plant and equipment	354.2	353.5

Other noncurrent assets	1.9	1.6

Total assets	$606.0	$580.7

Current liabilities:
Accounts payable	$75.2	$81.1
Accrued expenses and other liabilities	106.4	96.7

Total current liabilities	181.6	177.8

Noncurrent deferred income taxes	28.7	33.4
Other noncurrent liabilities	4.7	4.2

Total liabilities	215.0	215.4

Commitments and contingencies (Note 5)

Equity:
Accumulated other comprehensive income	31.3	44.4
Divisional equity	359.7	320.9

Total equity	391.0	365.3

Total liabilities and equity	$606.0	$580.7

See notes to unaudited condensed combined financial statements

Pringles

COMBINED STATEMENTS OF CASH FLOWS

Nine months ended March 31, 2012 and 2011

(Unaudited)

(Dollars in millions)

	Nine months ended	Nine months ended
	March 31, 2012	March 31, 2011
Cash and cash equivalents, beginning of period	$—	$—

Operating activities:
Net income	84.1	103.5
Depreciation and amortization	34.6	34.0
Losses on sales and dispositions of assets	1.4	0.6
Deferred income taxes	(4.7)	(3.6)
Change in accounts receivable	(11.6)	0.8
Change in inventories	(26.0)	(17.2)
Change in prepaid and other current assets	4.4	3.2
Change in other noncurrent assets	0.1	0.4
Change in accounts payable	(3.2)	(10.6)
Change in accrued expenses and other liabilities	14.6	16.1
Change in other noncurrent liabilities and other	1.2	(0.6)

Total operating activities	94.9	126.6

Investing activities:
Capital expenditures	(49.6)	(24.6)

Total investing activities	(49.6)	(24.6)

Financing activities:
Distributions to P&G	(45.3)	(102.0)

Total financing activities	(45.3)	(102.0)

Net change in cash & cash equivalents	—	—

Cash and cash equivalents, end of period	$—	$—

See notes to unaudited condensed combined financial statements

Pringles

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

Nine months ended March 31, 2012 and 2011

(Dollars in millions, except as otherwise specified)

Note 1. Basis of Presentation

Pringles (the “Company”) is a combination of wholly owned subsidiaries and operations of the snacks business of The Procter and Gamble Company (“P&G”).

Effective February 14, 2012, the Company, The Procter & Gamble Company, and Diamond Foods, Inc. terminated the previous merger agreements. On February 15, 2012, P&G signed an agreement to sell the Company to The Kellogg Company in a $2.7 billion all-cash transaction. The transaction closed on May 31, 2012. The Company’s unaudited condensed combined financial statements reflect the historical financial position, results of operations and cash flows as owned by P&G for all periods presented. Prior to the separation transaction, P&G has not accounted for the Company as, and the Company has not been operated as, a stand-alone company for the periods presented. The Company’s historical unaudited condensed combined financial statements have been “carved out” from P&G’s consolidated financial statements and reflect assumptions and allocations made by P&G.

These unaudited condensed combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) for interim financial reporting. Accordingly, they do not include all the information and footnotes required by GAAP for complete financial statements. In the opinion of management, these unaudited condensed combined financial statements contain all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial position, results of operations and cash flow for the interim periods reported. These statements may not be fully representative of annual results and should be read in conjunction with the Company’s audited combined financial statements for the fiscal year ended June 30, 2011. These unaudited condensed combined financial statements reflect the historical financial position, results of operations and cash flow of the business to be transferred to Pringles by P&G as if the transfer had occurred prior to the periods presented. The unaudited condensed combined financial statements do not fully reflect what the Company’s financial position, results of operations and cash flow would have been had the Company been a stand-alone business during the periods presented. As a result, historical financial information is not necessarily indicative of what the Company’s results of operations, financial position and cash flow will be in the future.

These unaudited condensed combined financial statements were prepared using P&G’s historical basis in the assets and liabilities of the business. The Company’s unaudited historical condensed combined financial statements include all revenues, costs, assets and liabilities directly attributable to its business. In addition, certain expenses reflected in the unaudited condensed combined financial statements include allocations of corporate expenses from P&G, which in the opinion of management are reasonable. All such costs have been deemed to have been paid by the Company to P&G in the period in which they were recorded. Allocations of current income taxes are deemed to have been remitted, in cash, to P&G in the period the related income taxes were recorded. Amounts due to or from P&G, related to a variety of intercompany transactions including the collection of trade receivables, payment of accounts payable and accrued liabilities, charges of allocated corporate expenses and payments of taxes paid by P&G on behalf of the Company, have been classified within divisional equity. Intercompany transactions are eliminated.

For the nine months ended March 31, 2012, the Company has evaluated subsequent events for potential recognition and disclosure through May 31, 2012, the date of financial statement issuance.

Note 2. New Accounting Pronouncements and Policies

New Accounting Pronouncements and Policies

No new accounting pronouncement issued or effective during the fiscal year has had or is expected to have a material impact on the unaudited condensed combined financial statements.

Note 3. Stock-Based Compensation

Total stock-based compensation expense for stock option grants and restricted stock unit grants was $1.8 and $2.3 for the nine months ended March 31, 2012 and 2011, respectively.

Note 4. Supplemental Financial Information

Selected components of accrued expenses and other liabilities are set forth below:

	March 31,	June 30,
	2012	2011
Marketing and promotion	$81.9	$64.2
Compensation expenses	15.2	13.9
VAT taxes payable	7.2	12.7
Other	2.1	5.9

Accrued expenses and other liabilities	$106.4	$96.7

Total comprehensive income is comprised primarily of net earnings and net currency translation gains and losses. Total comprehensive income for the nine months ended March 31, 2012 and 2011 was $71.0 and $123.1, respectively.

Note 5. Commitments & Contingencies

Litigation

The Company is subject to various lawsuits and claims with respect to matters such as governmental regulations and other actions arising out of the normal course of business. While considerable uncertainty exists, in the opinion of management and its counsel, the ultimate resolution of the various lawsuits and claims will not materially affect the Company’s financial position, results of operations or cash flow.

Income taxes

The Company is present in over 66 taxable jurisdictions, and at any point in time, has several audits underway at various stages of completion. The Company evaluates the tax positions and establishes liabilities for uncertain tax positions that may be challenged by local authorities and may not be fully sustained, despite the belief that the underlying tax positions are fully supportable. Uncertain tax positions are reviewed on an ongoing basis and are adjusted in light of changing facts and circumstances, including progress of tax audits, developments in case law and closing of statute of limitations. Such adjustments are reflected in the tax provision as appropriate. The Company has tax years open ranging from 2001 and forward. The Company is generally not able to reliably estimate the ultimate settlement amounts until the close of the audit. While the Company does not expect material changes, it is possible that the amount of unrecognized benefit with respect to the uncertain tax positions will significantly increase or decrease within the next 12 months related to the audits described above. At this time, the Company is not able to make a reasonable estimate of the range of impact on the balance of uncertain tax positions or the impact on the effective tax rate related to these items.

Note 6. Segment Information

The Company has three reportable segments: North America, EMEA (Europe, Middle East and Africa) and Asia. The reportable segments are each managed separately based upon geography and each reportable segment derives its revenues from the sale of snack foods under the Pringles brand to mass merchandisers, grocery retailers, membership club stores and convenience outlets. The segment information aggregates geographical regions with similar economic characteristics. North America primarily includes the United States, Canada, Mexico and Puerto Rico. North America also includes sales of snack foods to certain non-retail customers. EMEA includes the countries of Europe (most notably the United Kingdom, Germany, Italy, France, Spain and the Netherlands), Middle Eastern countries (most notably Saudi Arabia, Israel and the United Arab Emirates) and Africa. Asia primarily includes Japan, South Korea, China, Australia, Malaysia, Thailand and Singapore. The Company’s management uses net income to evaluate segment performance and allocate resources. Other includes the operating results of the Company’s Latin America business which does not meet the quantitative threshold for determining reportable segments as well as certain corporate activities that are not reflected in the operating results used internally to measure and evaluate the segments. Revenues in Latin America are derived from the sale of snack foods under the Pringles brand similar to the reportable segments. Adjustments to arrive at the Company’s effective tax rate are also included in Other.

		Nine months ended March 31
			Segment	Segment Net
Segment Results		Net Sales	Operating Income	Income
North America	2012	$422.4	$69.1	$41.8
	2011	406.3	57.8	39.4

EMEA	2012	493.0	25.6	20.2
	2011	459.3	56.9	48.5

Asia	2012	150.2	15.3	12.6
	2011	143.4	14.3	12.4

Other	2012	58.5	12.7	9.5
	2011	38.3	0.6	3.2

Total	2012	1,124.1	122.7	84.1
	2011	1,047.3	129.6	103.5